UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

Toll Brothers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the expiration of the Section 382 Rights Agreement, dated as of June 17, 2009, between Toll Brothers, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Section 382 Rights Agreement”), the Company filed a Certificate of Elimination of Series B Junior Participating Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware, effective June 18, 2010. The filing of the Certificate of Elimination has the effect of eliminating from the Company’s Second Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of the Company governing the Series B Junior Participating Preferred Stock of the Company, which was filed with the Delaware Secretary of State on June 18, 2009. The Section 382 Rights Agreement, which was submitted to a vote of the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders, expired in accordance with its terms on June 17, 2010 because stockholder approval had not been obtained.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which was filed with the Secretary of State of the State of Delaware on June 18, 2010, and is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item
3.1*	Certificate of Elimination of Series B Junior Participating Preferred Stock of Toll Brothers, Inc., filed with the Secretary of State of the State of Delaware on June 18, 2010.

* Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: June 21, 2010	By: Joseph R. Sicree Joseph R. Sicree Senior Vice President, Chief Accounting Officer

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